[Exhibit 23.1 -- Consent of Baumann, Raymondo & Company, PA, dated July 11,
2005]

                     [Baumann, Raymondo & Company, PA Logo]

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Premier Development & Investment, Inc.
Form SB-2

Gentlemen:

We hereby consent to the incorporation of our report, dated April 5, 2005, as independent auditors accompanying the audited financial statements of Premier Development & Investment, Inc. ("Premier") as of December 31, 2004, and for the period from inception (March 29, 2001) to December 31, 2001, and for the years ended December 31, 2002, 2003 and 2004, issued in connection with Premier's filing of its registration statement being filed under the Securities Act of 1933, under cover of Form SB-2. We also consent to the use of our name under the heading "Experts" in the registration statement.

Very truly yours,


/s/ Baumann, Raymondo & Company PA
Baumann, Raymondo & Company PA
Certified Public Accountants
Tampa, Florida
July 11, 2005